EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 20, 1996 (except for Note 14 as to which the date is March 1, 1996) included in the Omnicom Group Inc. Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.




                                                             ARTHUR ANDERSEN LLP



New York, New York
April 17, 1996